CONSULTING AGREEMENT 1

The following management consulting agreement is entered into:

between	Advantag Aktiengesellschaft Glockengasse 5 D - 47608 Geldern Germany	(hereafter "The Consultant")
and	Quantum Solar Power Corporation 1055 W. Hastings, Ste. 300 Vancouver, BC V6E 2E9 Canada	(hereafter "The Client")

Preamble

The client is a company based in Nevada and listed under the symbol QSPW in the OTCBB trading segment. Quantum Solar Power Corporation intends to place a listing of its shares in the Open Market Trading segment on the Frankfurt Stock Exchange. Due to the share structure, and the regulation of the Frankfurt Stock Exchange, the Client will need a securities prospectus according to WpPG or the relevant EU directives respectively.

1 – Commencement and Duration of Agreement

The consulting agreement commences on July 18. 2011. The consulting agreement will last throughout the entire processing of the prospectus, until the end of the Federal Financial Supervisory Authority's (BAFin) approval process and the listing in the Open Market segment on the Frankfurt Stock Exchange.

2 – Object of Agreement

The object of this consulting agreement is management consulting in the following business areas:

- Preparing the prospectus according to the aspects and criteria of the Securities Prospectus Act (Wertpapierprospektgesetzes =WpPG)
- Filing with the Federal Financial Supervisory Authority (Bundesaufsicht für Finanzdienstleistungen =BAFin) as well as communicating the approval process
- Preparing the publication notice
- Designating a suitable lead broker
- Coordinating the listing
- Other consulting services in this context

The consultant is mainly employing their own staff for implementation of these services. Upon agreement between Client and Consultant it is possible for our consulting team to call in a lawyer for any legal questions.

3 – Legal Position

(1) The Consultant does expressly not give any legal advice. Insofar as legally relevant topics are affected, the Consultant strongly recommend seeing a lawyer for legal advice.

(2) Should the Consultant recommend a lawyer then the Consultant is not liable for the legal advisor's performance.

(3) It is expressly agreed that the Consultant does not perform any financial services in terms of the German Banking Act.

(4) The Consultant does not provide tax consulting. If the Consultant arranges for an accountant, the Consultant is not responsible for the accountant's work.

(5) There are no audits within the framework of the consultation's conducted tests. Reports that are part of monitoring activities are not auditor attestation.

(6) The issuer bears the responsibility for the content of the prospectus. Besides the required information, in the processing of the prospectus, the Consultant strives to present the issuer's risks in detail; however, the Consultant is exempt from any liability, particularly in legal disputes with investors, arising from missing, non-sufficient or false statements or information on risks.

(7) Upon the consultant's request, the issuer shall promptly make all necessary documentation for preparation of the prospectus available. The issuer is also responsible for the accuracy of this documentation. The client is responsible for any consequences of not meeting the requirements for official approval caused by delayed or incomplete information or documentation.

4 – Compensation and Payment

(1) The Consultant is entitled to compensation for services rendered. For this purpose, remuneration is determined as follows:
Preparing the prospectus text and developing the concept, implementing the requirements according to the German Securities Prospectus Act, Developing the publication notice, processing any complaints by BAFin.

(2) The remuneration is EUR 18,000.00 and is due as follows:

a) When placing the order, the Client pays the Consultant a down payment of EUR 6,000.00.

b) Upon completion of the prospectus, and prior to filing, the Consultant receives a further payment in the amount of EUR 6,000.00.

c) The final payment of EUR 6,000.00 is due following the successful approval by BAFin. This payment is also due, should the approval not be granted for reasons the Consultant is not responsible for.

d) All payments are made, based on the Consultant's billing.

e) Consulting services, which are not directly related to the prospectus, such as assistance with preparation of business plans, enterprise assessments, etc., will be billed monthly after implementation.

f) The Consultant will calculate the following hourly fee for all activities, which relate to the listing, and the designation of a suitable lead broker:

- Senior Consultant / CEO per hour: 125.00 EUR
- Junior Consultant: 65.00 EUR

5 – Non-Disclosure Agreement

The Consultant agrees not to disclose any of the issuer's business activities, in particular business secrets, which are known or will become known in connection with the consulting services. This also applies to the Consultants assistants.

6 – Severability Clause

Should this agreement contain an omission, or should a clause in this provision be legally ineffective, then the omission or the legally ineffective clause will be replaced by a clause that serves the commercial purpose most closely.

7 – Applicable Law and Place of Jurisdiction

As agreed, the agreement is governed by German law. The place of jurisdiction for mutual claims is Düsseldorf, Germany

Geldern, 12.18.2011

Client

Consultant